Exhibit 4.2

TELENET ADDITIONAL FACILITY AO3 ACCESSION AGREEMENT
TERM LOAN AO3 FACILITY

To:	The Bank of Nova Scotia as Facility Agent and KBC Bank NV as Security Agent

From:
The persons listed in Schedule 1 to this Telenet Additional Facility AO3 Accession Agreement (the Telenet Additional Facility AO3 Lenders, such defined term to include any lender which becomes a New Lender in respect of the Term Loan AO3 Facility, by the execution by the Facility Agent of a Transfer Certificate (or a Transfer Certificate substantially in the form of Schedule 3 (Transfer Certificate (Cash)) to this Telenet Additional Facility AO3 Accession Agreement)).

Date: 3 October 2019
TELENET BVBA1 - Credit Agreement
dated 1 August 2007, as amended from time to time (the Credit Agreement)

1.	In this Agreement:
Borrower has the meaning given to it in paragraph 16.
Existing Interest Period means, in relation to a Term Loan AO3 Facility Loan, the Term in relation to the Advance under the Term Loan AO Facility that is current as at the Utilisation Date for that Term Loan AO3 Facility Loan.
Existing Security Provider means each of Telenet BVBA (the Company), the Borrower, Telenet Financing USD LLC, Telenet Group Holding NV, having its registered office at Neerveldstraat 107, B-1200 Sint-Lambrechts-Woluwe, Belgium and registered with the Crossroads Bank for Enterprises under number 0477.702.333 (RPR/RPM Brussels) and Telenet Group NV2, having its registered office at Neerveldstraat 107, B-1200 Sint-Lambrechts-Woluwe, Belgium and registered with the Crossroads Bank for Enterprises under number 0462.925.669 (RPR/RPM Brussels).
Fee Letter means the fee letter dated 30 September 2019 entered into between, among others, the Borrower, the Company, the Mandated Lead Arrangers and the Underwriters (each as defined therein).
Liberty Global Reference Agreement means any or all of (i) the credit agreement dated 7 June 2013 between, among others, Virgin Media Investment Holdings Limited as company and The Bank of Nova Scotia as facility agent; (ii) the credit agreement dated 25 July 2014 between (among others) Unitymedia Hessen GmbH & Co. KG as borrower and The Bank of Nova Scotia as facility agent; (iii) the credit agreement dated 27 January 2014 between (among others) Ziggo B.V. as borrower and The Bank of Nova Scotia as facility agent; (iv) the credit agreement dated 28 September 2006 between (among others) All3Media Finance Limited as borrower and The Royal Bank of Scotland PLC as facility agent; (v) the credit agreement dated 5 March 2015 between (among others) Ziggo Secured Finance B.V. as SPV borrower and The Bank of Nova Scotia as facility agent; (vi) the indenture dated 23 December 2015 in respect of the €420,000,000 4.625% senior secured notes due 2026 issued by Unitymedia Hessen GMBH & Co KG and Unitymedia NRW GmbH; (vii) Annex I (Additional Definitions) and Annex II (Covenants) of the credit agreement dated 16 May 2016 entered into between, among others, LGE Coral Holdco Limited as finco, Sable International Finance Limited and Coral-US Co-Borrower LLC as initial borrowers and The Bank of Nova Scotia as administrative agent and (to the extent not covered in the Annexes) the specific provisions relating to that credit agreement set out in Schedule 4 (Amendments, Waivers, Consents and Other Modifications), Schedule 5 (Further Amendments, Waivers, Consents and Other Modifications),

_____________________________

1 Formerly known as Telenet Bidco NV and subsequently Telenet NV following the merger of Telenet NV into Telenet Bidco and subsequently Telenet BVBA following the conversion into a BVBA.
2 Formerly known as Telenet Group BVBA and prior to that BASE Company NV.

Schedule 6 (Additional Amendments, Waivers, Consents and Other Modifications), Schedule 7 (Fourth Amendments, Waivers, Consents and Other Modifications), Schedule 8 (Fifth Amendments, Waivers, Consents and Other Modifications), Schedule 9 (Sixth Amendments, Waivers, Consents and Other Modifications) and Schedule 10 (Seventh Amendments, Waivers, Consents and Other Modifications) of this Agreement; (viii) the facilities agreement dated 6 October 2016 in respect of the advance of certain proceeds of the £350,000,000 5.5% receivables financing notes due 2024 issued by Virgin Media Receivables Financing Notes I Designated Activity Company; (ix) the indenture dated 23 September 2016 in respect of the $2,000,000,000 5.5% senior secured notes due 2027 and the €775,000,000 4.25% senior secured notes due 2027 issued by Ziggo Secured Finance B.V.; (x) the indenture dated 1 February 2017 in respect of the £675,000,000 5% senior secured notes due 2027 issued by Virgin Media Secured Finance PLC; (xi) the indenture dated 21 June 2017 in respect of the €635,000,000 3⅞% senior notes due 2029 issued by UPC Holding B.V.; (xii) the credit agreement dated 16 December 2016 between (among others) UPC Broadband Holding B.V. as borrower and The Bank of Nova Scotia as facility agent; (xiii) the indenture dated 16 August 2017 in respect of the $700,000,000 6.875% senior notes due in 2027 issued by C&W Senior Financing Designated Activity Company and (xiv) the indenture dated 18 October 2017 in respect of the $550,000,000 million 5.500% senior notes due 2028 issued by UPC Holding B.V. (in each case as amended from time to time up to the date of this Agreement).
Majority Term Loan AO3 Facility Lenders means Telenet Additional Facility AO3 Lenders, the aggregate of whose Term Loan AO3 Facility Commitments exceeds 50 per cent. of the aggregate of the Term Loan AO3 Facility Commitments of all Telenet Additional Facility AO3 Lenders.
Original Telenet Additional Facility AO Accession Agreement means the additional facility AO accession agreement dated 25 May 2018 between, among others, the Borrower, the Facility Agent, the Security Agent and certain financial institutions defined therein as Telenet Additional Facility AO Lenders.
Original Telenet Additional Facility AO2 Accession Agreement means the additional facility AO2 accession agreement dated 8 August 2018 between, among others, the Borrower, the Facility Agent, the Security Agent and certain financial institutions defined therein as Telenet Additional Facility AO2 Lenders.
Term Loan AO Facility means the €730,000,000 term loan facility made available to the Borrower by the Telenet Additional Facility AO Lenders under and as defined in the Original Telenet Additional Facility AO Accession Agreement as upsized by the Term Loan AO2 Facility.
Term Loan AO2 Facility means the €205,000,000 term loan facility made available to the Borrower by the Telenet Additional Facility AO2 Lenders under and as defined in the Original Telenet Additional Facility AO2 Accession Agreement.
Term Loan AO3 Facility means the €175,000,000 term loan facility made available to the Borrower by the Telenet Additional Facility AO3 Lenders under this Agreement.
Term Loan AO3 Facility Commitment means, in relation to a Telenet Additional Facility AO3 Lender, the amount in euros set opposite its name under the heading “Term Loan AO3 Facility Commitment” in Schedule 1 of this Agreement, and any such Term Loan AO3 Commitment transferred to or assumed by it under the Credit Agreement, in each case, to the extent not cancelled, transferred, or reduced under the Credit Agreement.
Term Loan AO3 Facility Loan means any Advance made available to the Borrower by the Telenet Additional Facility AO3 Lenders under the Term Loan AO3 Facility.

2.
Unless otherwise defined in this Agreement, terms defined in the Credit Agreement shall have the same meaning in this Agreement and a reference to a Clause is a reference to a Clause of the Credit Agreement. The principles of construction set out in Clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement.

3.	We refer to Clause 2.2 (Telenet Additional Facility) of the Credit Agreement. This Agreement is a Finance Document.

4.
This Agreement will take effect on the date on which the Facility Agent notifies the Borrower and the Telenet Additional Facility AO3 Lenders that it has received the documents and evidence set out in Schedule 2 of this Agreement, in each case in form and substance satisfactory to it (acting reasonably) or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Majority Term Loan AO3 Facility Lenders (the Effective Date). The Facility Agent must give this notification to the Borrower and the Telenet Additional Facility AO3 Lenders promptly upon being so satisfied.

5.	We, the Telenet Additional Facility AO3 Lenders, agree:

(a)	to become party to and to be bound by the terms of the Credit Agreement as Lenders in accordance with Clause 2.2 (Telenet Additional Facility) of the Credit Agreement; and

(b)
to become party to the Intercreditor Agreement as Senior Lenders for the purposes of the Intercreditor Agreement and confirm that, as from the date of this Agreement, we intend to be party to the Intercreditor Agreement as a Senior Lender and undertake to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agree that we shall be bound by all the provisions of the Intercreditor Agreement, as if we had been an original party to the Intercreditor Agreement.

6.
The Telenet Additional Facility Commitment in relation to a Telenet Additional Facility AO3 Lender (for the purpose of the definition of Telenet Additional Facility Commitment in Clause 1.1 (Definitions) of the Credit Agreement) is its Term Loan AO3 Facility Commitment.

7.	Any interest due in relation to the Term Loan AO3 Facility will be payable on the last day of each Term and otherwise in accordance with Clause 11 (Interest) of the Credit Agreement.

8.
The Availability Period for the Term Loan AO3 Facility shall be the period from and including the Effective Date up to and including 45 Business Days thereafter or such other date agreed between the Telenet Additional Facility AO3 Lenders and the Company.

8A.
Subject to the terms of this Agreement, the Telenet Additional Facility AO3 Lenders make available to the Borrower a term loan facility in an amount equal to the aggregate of the Term Loan AO3 Facility Commitments.

9.
The Term Loan AO3 Facility may be drawn by up to two Advances (or any other number of Advances agreed between the Telenet Additional Facility AO3 Lenders and the Company) and no more than two Requests (or any other number of Requests agreed between the Telenet Additional Facility AO3 Lenders and the Company) may be made in respect of the Term Loan AO3 Facility under the Credit Agreement.

10.
The Term Loan AO3 Facility Loans will be used for general corporate purposes and/or working capital purposes, including without limitation, the redemption, refinancing, repayment or prepayment of existing indebtedness of any member of the Group and the payment of any fees and expenses in connection with the Term Loan AO3 Facility or other transactions related thereto.

11.	The Final Maturity Date in respect of this Term Loan AO3 Facility will be 15 December 2027 or such other date agreed between the Telenet Additional Facility AO3 Lenders and the Company.

12.	The outstanding Term Loan AO3 Facility Loans will be repaid in full on the Final Maturity Date in respect of the Term Loan AO3 Facility.

13.	The Margin in relation to the Term Loan AO3 Facility is 2.50 per cent. per annum or such other rate agreed between the Telenet Additional Facility AO3 Lenders and the Company.

14.
The first Term to apply to each Term Loan AO3 Facility Loan will be a period running from the first Utilisation Date in respect of that Term Loan AO3 Facility Loan up to (but excluding) the last Business Day of the Existing Interest Period.

15.
The interest rate for the Term Loan AO3 Facility will be calculated in accordance with Clause 11.1 (Calculation of Interest) of the Credit Agreement, being the sum of EURIBOR and the applicable Margin. For the avoidance of doubt, each party to this Agreement accepts and acknowledges that EURIBOR has the meaning given to it under Clause 1.1 (Definitions) of the Credit Agreement provided that if EURIBOR as determined in accordance with that definition is less than zero, it shall be deemed to be zero and, provided further that, in relation to the first Term to apply to each Term Loan AO3 Facility Loan, EURIBOR shall mean the EURIBOR rate calculated for the Existing Interest Period.

16.
The Borrower in relation to the Term Loan AO3 Facility shall be Telenet International Finance S.à r.l. (the Borrower), a private limited liability company (société à responsabilité limitée), incorporated under the laws of Luxembourg, with its registered office at 11 rue de l’industrie, L-8399 Windhof, Grand Duchy of Luxembourg, and registered with the Luxembourg trade and companies register under number B 155.066.

17.
Each Term Loan AO3 Facility Loan shall be issued at 100.25% of par provided that no original issue discount shall be payable on any Term Loan AO3 Facility Loan arising from an increase in the Term Loan AO3 Facility Commitments effected in accordance with paragraph 3 (AN3 OID Fees and AO3 OID Fees Funding) of the Fee Letter.

18.	[Reserved].
19.

(a)
It is the intention of the parties to this Agreement that the Term Loan AO Facility be upsized by the amount of the Term Loan AO3 Facility in accordance with this paragraph 19 and paragraph 19 of the Original Telenet Additional Facility AO Accession Agreement and that, on and from the Effective Date, the Term Loan AO3 Facility and the Term Loan AO Facility shall constitute and be considered as, a single Telenet Additional Facility under the Credit Agreement.

(b)
Provided that any upsizing of the Term Loan AO Facility permitted under this paragraph will not breach any term of the Credit Agreement, the Term Loan AO Facility may be upsized by any amount, by the signing of one or more further Telenet Additional Facility Accession Agreements in respect of the Term Loan AO Facility (an Additional Facility AO Accession Agreement), that specifies (along with the other terms specified therein) Telenet International Finance S.à r.l. as the sole Borrower, that the Commitments under that Additional Facility AO Accession Agreement are denominated in euros, to be drawn in euros and with the same Final Maturity Date and Margin as specified in this Agreement.

(c)
For the purposes of this paragraph 19 (unless otherwise specified), references to each Term Loan AO Facility Loan (as defined in the Original Telenet Additional Facility AO Accession Agreement) shall include Advances made under any such further and previous Additional Facility AO Accession Agreements (including under this Agreement).

(d)
Where any Term Loan AO3 Facility Loan has not already been consolidated with any Term Loan AO Facility Loan, on the last day of any Term for that unconsolidated Term Loan AO3 Facility Loan, that Term Loan AO3 Facility Loan will be consolidated with any Term Loan AO Facility Loan which has a Term ending on the same day as that unconsolidated Term Loan AO3 Facility Loan, and all such Term Loan AO3 Facility Loans will then be treated as one Advance under the Term Loan AO Facility.

20.
For the purposes of any amendment or waiver, consent or other modification (including, with respect to any existing Default or Event of Default) that may be sought by the Company under the Credit Agreement or any other Finance Document on or after the date of this Agreement, each Telenet Additional Facility AO3 Lender hereby consents (in its capacity as a Lender from time to time under the Credit Agreement and, if it is a Hedge Counterparty, in its capacity as a Hedge Counterparty), and agrees to procure that, unless it is prohibited from doing so, any of its Affiliates or related funds that are Lenders under a Revolving Facility or Hedge Counterparties consent (in their capacity as Lenders under a Revolving Facility or Hedge Counterparties, as applicable) to any and all of the following:

(a)
any and all amendments contemplated by Schedule 4 (Amendments, Waivers, Consents and Other Modifications), Schedule 5 (Further Amendments, Waivers, Consents and Other Modifications), Schedule 6 (Additional Amendments, Waivers, Consents and Other Modifications), Schedule 7 (Fourth Amendments, Waivers, Consents and Other Modifications),

Schedule 8 (Fifth Amendments, Waivers, Consents and Other Modifications), Schedule 9 (Sixth Amendments, Waivers, Consents and Other Modifications) or Schedule 10 (Seventh Amendments, Waivers, Consents and Other Modifications) of this Agreement (the Approved Amendments);

(b)
any consequential amendment, waiver, consent or other modification, whether effected by one instrument or through a series of amendments, to the Credit Agreement or any other Finance Document to be made either to implement the Approved Amendments or to conform any Finance Document to the Approved Amendments; and/or

(c)
any other amendment, waiver, consent or modification, whether effected by one instrument or through a series of amendments, to the Credit Agreement or any other Finance Document to be made to conform any Finance Document to any Liberty Global Reference Agreement (provided that any amendment, waiver, consent or modification to conform the Credit Agreement or any other Finance Document to any Liberty Global Reference Agreement referred to at paragraphs (vi) to (xi), (xiii) and (xiv) and in respect of the schedules in relation to covenants, events of default or definitions in the Liberty Global Reference Agreements referred to at paragraphs (ii), (iii) and (v) of that definition, shall be limited to those that are mechanical in nature unless specifically referenced in the Approved Amendments and, in each case, any consequential amendments, waivers, consents or modifications), and this Agreement shall constitute the irrevocable and unconditional written consent of each Telenet Additional Facility AO3 Lender (in the capacity of a Lender, and, if it is a Hedge Counterparty, in the capacity of a Hedge Counterparty) and the agreement of each Telenet Additional Facility AO3 Lender to procure, unless it is prohibited from doing so, that each of its Affiliates and related funds that is a Lender under a Revolving Facility or a Hedge Counterparty provides irrevocable and unconditional written consent in that capacity in respect of such amendments, waivers, consents or other modifications to the Finance Documents for the purposes of Clause 28 (Amendments and Waivers) of the Credit Agreement, and Clause 28 (Consents, Amendments and Override) of the Intercreditor Agreement (as applicable), and any clause in any other Finance Document relating to amendments of that Finance Document, without any further action required on the part of any party thereto.

21.
Each Telenet Additional Facility AO3 Lender waives (in its capacity as a Lender from time to time under the Credit Agreement and, if it is a Hedge Counterparty, in its capacity as a Hedge Counterparty) and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates and related funds that are Lenders under a Revolving Facility or Hedge Counterparties waive (in their capacity as Lenders under a Revolving Facility or as Hedge Counterparties, as applicable) receipt of any fee in connection with the foregoing consents, notwithstanding that other consenting Lenders under the Credit Agreement or Hedge Counterparties under the Intercreditor Agreement may be paid a fee in consideration of such Lenders’ or Hedge Counterparties’ consent to any or all of the foregoing amendments, waivers, consents or other modifications.

22.
Each Telenet Additional Facility AO3 Lender hereby acknowledges and agrees (in its capacity as a Lender from time to time under the Credit Agreement and, if it is a Hedge Counterparty, in its capacity as a Hedge Counterparty) and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates and related funds that are Lenders under a Revolving Facility or Hedge Counterparties acknowledge and agree (in their capacity as Lenders under a Revolving Facility or Hedge Counterparties, as applicable) that the Facility Agent and/or the Security Agent may, but shall not be required to, send to it any further formal amendment request in connection with all, or any of the proposed amendments referred to under paragraph 20 above and the Facility Agent and/or the Security Agent (as applicable) shall be authorised to consent on behalf of it, as a Lender under one or more Facilities or Telenet Additional Facilities and as a Hedge Counterparty under the Intercreditor Agreement, to any such proposed amendments set out under paragraph 20 above (and the Facility Agent and/or the Security Agent shall be authorised to enter into any necessary documentation in connection with the same), and such consent shall be taken into account in calculating whether the Majority Lenders, or the relevant requisite Lenders, or the Hedge Counterparties, have consented to the relevant amendment, waiver or other modification in accordance with Clause 28 (Amendments and Waivers) of the Credit Agreement, and Clause 28 (Consents, Amendments and Override) of the Intercreditor Agreement (as applicable), and any clause relating to amendments in any other Finance Document.

23.
On the first Utilisation Date in respect of the Term Loan AO3 Facility, the Borrower confirms, on behalf of itself and the Company confirms on behalf of itself and each other Obligor, that the Repeating Representations are true and correct in all material respects as if made at the first Utilisation Date in respect of the Term Loan AO3 Facility with reference to the facts and circumstances then existing, and as if each reference to the Finance Documents includes a reference to this Agreement.

24.
Each of the Obligors further represents and warrants on the first Utilisation Date in respect of the Term Loan AO3 Facility that the execution and delivery by it of this Agreement and the performance of the transactions contemplated by this Agreement will not violate any agreement or instrument to which it is a party or which is binding upon it or any member of the Group or any of its assets or any member of the Group’s assets, where such violation would or is reasonably likely to have a Material Adverse Effect.

25.
Each of the Guarantors party to this Agreement confirms that its obligations under Clause 17 (Guarantee and Indemnity) of the Credit Agreement and each of the Existing Security Providers party to this Agreement confirms that the Security Interests created pursuant to the Security Documents and its obligations under the Finance Documents, shall continue unaffected and that such obligations extend to the Total Commitments as increased by the addition of the Term Loan AO3 Facility and that such obligations shall be owed to each Finance Party including the Telenet Additional Facility AO3 Lenders.

26.	Each Telenet Additional Facility AO3 Lender confirms to each Finance Party that:

(a)
it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and has not relied on any information provided to it by a Finance Party in connection with any Finance Document; and

(b)
it will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Telenet Additional Facility Commitment is in force.

27.
Each of the Telenet Additional Facility AO3 Lenders agrees that without prejudice to Clause 29.4 (Procedure for Transfer by way of Novation) of the Credit Agreement, each New Lender (as defined in the Transfer Certificate referred to below) shall become, by the execution by the Facility Agent of a Transfer Certificate (or a Transfer Certificate substantially in the form of Schedule 3 (Transfer Certificate (Cash)) to this Agreement), bound by the terms of this Agreement as if it were an original party hereto as a Telenet Additional Facility AO3 Lender and shall acquire the same rights, grant the same consents and assume the same obligations towards the other parties to this Agreement as would have been acquired, granted and assumed had the New Lender been an original party to this Agreement as a Telenet Additional Facility AO3 Lender.

28.
The Facility Office and address for notices of each Telenet Additional Facility AO3 Lender for the purposes of Clause 36.2 (Contact Details) of the Credit Agreement will be that notified by each Telenet Additional Facility AO3 Lender to the Facility Agent.

29.	For the purposes of the Term Loan AO3 Facility and any Term Loan AO3 Facility Loan, and notwithstanding any provision of a Finance Document to the contrary:

(a)	The following defined terms shall have the following meanings in the Finance Documents:
Luxembourg means the Grand Duchy of Luxembourg;
Luxembourg Guarantor means a Guarantor incorporated in Luxembourg; and
Luxembourg Obligor means an Obligor incorporated in Luxembourg.

(b)	Where they relate to a Luxembourg company, references in the Finance Documents to:

(i)
a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(ii)	a receiver, administrative receiver, administrator or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur or curateur;

(iii)
a security interest includes any hypothèque, nantissement, gage, privilege, sûreté réelle, droit de rétention and any type of real security or agreement or arrangement having a similar effect and any transfer of title by way of security; and

(iv)	a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements).

(c)	Any guarantee given by any Luxembourg Guarantor does not constitute a suretyship (cautionnement) in the sense of articles 2011 and subsequent of the Luxembourg civil code.

(d)
The maximum liability of any Luxembourg Guarantor under the Finance Documents shall be limited so that the maximum amount payable by the relevant Luxembourg Guarantor for the obligations of any Obligor, which is not a direct or indirect Subsidiary of such Luxembourg Guarantor, hereunder shall at no time exceed the Maximum Amount.

Maximum Amount of any Luxembourg Guarantor means the sum of an amount equal to the aggregate (without duplication) of:

(i)
all moneys received by that Luxembourg Guarantor or direct or indirect Subsidiaries of that Luxembourg Guarantor (which are direct or indirect Subsidiaries of that Luxembourg Guarantor on the date hereof or which will be direct or indirect Subsidiaries of that Luxembourg Guarantor hereafter) as borrower under or pursuant to the Finance Documents; and

(ii)
the aggregate amount of the outstanding intercompany loans made to the Luxembourg Guarantor or direct or indirect Subsidiaries of that Luxembourg Guarantor (which are direct or indirect Subsidiaries of that Luxembourg Guarantor on the date hereof or which will be direct or indirect Subsidiaries of that Luxembourg Guarantor hereafter) by other members of the Group which have been funded with moneys received by the Borrowers under the Finance Documents (the Loan Amount); and

(iii)	an amount equal to 95% of the greater of:

(A)	the market value of the assets of the Luxembourg Guarantor at the time the guarantee is called less the Liabilities, other than the Loan Amount, at the time the guarantee is called; and

(B)	the market value of the assets of the Luxembourg Guarantor at the date of this Agreement less the Liabilities, other than the Loan Amount, at the time the guarantee is called.
Liabilities means all existing liabilities (other than any liabilities owed to the direct or indirect shareholders of the Luxembourg Guarantor) incurred, from time to time, by the Luxembourg Guarantor and as reflected, from time to time, in the books of the Luxembourg Guarantor.
If the parties to this Agreement fail to reach an agreement as to the market value of the assets as referred to under paragraph (iii) above, such market value shall be determined, at the sole cost of the Luxembourg Guarantor (provided such costs are properly and reasonably incurred and documented), by (1) an independent investment bank appointed for this purpose by the Finance Parties or (2) a Luxembourg réviseur d’entreprises agréé appointed upon the request of any of the Finance Parties.

(e)
Telenet International Finance S.à r.l. hereby expressly accepts and confirms, for the purposes of Articles 1278 and 1281 of the Luxembourg Civil Code, that notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with the provisions of this Agreement or the Finance Documents, the guarantee given by it guarantees all obligations of each Luxembourg Obligor (including without limitation, all obligations with respect to all rights and/or obligations so assigned, transferred or novated) and any security created under this Agreement or the Finance Documents shall be preserved for the benefit of any New Lender and each Luxembourg Obligor hereby accepts and confirms the aforementioned.

(f)
Qualifying Lender means, in the case of a Luxembourg Borrower, a Lender which is entitled to receive interest payments free of withholding tax levied pursuant to the Luxembourg law of 23 December 2005, as amended, introducing a withholding tax of 20% on payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the benefit of an individual beneficial owner who is resident of Luxembourg or, in the case of any other Borrower, has the meaning given to that term in the Credit Agreement.

30.	Each Existing Security Provider (other than the Company) irrevocably appoints the Company to act as its agent:
(a)    to give and receive all communications under the Finance Documents;
(b)    to supply all information concerning itself to any Finance Party; and
(c)    to sign all documents under or in connection with the Finance Documents.
Any communication given to the Company in connection with a Finance Document will also be deemed to have been given to the other Existing Security Providers and each Finance Party may assume that any communication made by the Company is made with the consent of the other Existing Security Providers.

31.	If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

32.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

33.
Clause 39.1 (Jurisdiction) of the Credit Agreement is incorporated into this Agreement as if set out in full and as if references in that clause to a “Finance Document” are references to this Agreement.

34.
This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

35.	This Agreement is a Creditor Accession Undertaking as defined in the Intercreditor Agreement.
THIS AGREEMENT is executed and delivered as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

TELENET ADDITIONAL FACILITY AO3 LENDERS AND TERM LOAN AO3 FACILITY
COMMITMENTS

Telenet Additional Facility AO3 Lender	Term Loan AO3 Facility Commitment (€)(mln)
The Bank of Nova Scotia	€175,000,000

Total	€175,000,000

SCHEDULE 2
CONDITIONS PRECEDENT DOCUMENTS

1.	Obligors

(a)	A copy of the articles of association or equivalent constitutional documents of each Obligor and each Existing Security Provider.

(b)
A copy of a resolution of the board of directors or equivalent of each Obligor and each Existing Security Provider approving the terms of, and the transactions contemplated by, this Agreement and any other Finance Documents to which it is, or will become, a party.

(c)
A specimen of the signature of each person authorised on behalf of each Obligor and each Existing Security Provider to execute or witness the execution of this Agreement and any other Finance Document or to sign or send any document or notice in connection with this Agreement and any other Finance Document.

(d)
An up-to-date extract from the Luxembourg Trade and Companies Register in respect of each Obligor and each Existing Security Provider incorporated in Luxembourg or, to the extent such Obligor or Existing Security Provider is not registered with the Luxembourg Trade and Companies Register, a certificate from a notary residing in Luxembourg.

(e)
An up-to-date negative certificate (certificat de non-inscription d'une decision judiciaire) issued by the Luxembourg Trade and Companies register in respect of each Obligor and each Existing Security Provider incorporated in Luxembourg or, to the extent such Obligor or Existing Security Provider is not registered with the Luxembourg Trade and Companies Register, a certificate on solvency of an authorised signatory of the relevant Obligor or Existing Security Provider (as applicable).

(f)
A copy of the minutes of the shareholders' meeting of each Belgian Obligor and each Belgian Existing Security Provider in the form of a limited liability company (naamloze vennootschap) (except for Telenet Group Holding NV):

(i)	approving for the purposes of article 556 of the Belgian Companies Act, the terms of and transactions contemplated by this Agreement; and

(ii)
authorising named persons to fulfil the formalities with the Registry of the Commercial Court of the registered office of such Obligor or Existing Security Provider following the decision taken in accordance with the above.

(g)	A certificate of an authorised signatory of the Company:

(i)	confirming that utilising the Total Commitments (including the Term Loan AO3 Facility Commitments) in full would not breach any limit binding on any Obligor or Existing Security Provider; and

(ii)	certifying that each copy document specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal opinions

(a)	A legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.

(b)	A legal opinion of Allen & Overy (Belgium) LLP, Belgian legal advisers to the Facility Agent, addressed to the Finance Parties.

(c)	A legal opinion of Allen & Overy, société en commandite simple (Luxembourg), Luxembourg legal advisers to the Facility Agent, addressed to the Finance Parties.

(d)	A legal opinion of Ropes & Gray LLP, Delaware legal advisers to the Obligors and Existing Security Providers, addressed to the Finance Parties.

3.	Other Documents

(a)	Evidence that the agent of the Borrower under the Finance Documents for service of process in England has accepted its appointment.

(b)	A duly executed copy of the Fee Letter.

SCHEDULE 3
TRANSFER CERTIFICATE (CASH)

To:	The Bank of Nova Scotia as Facility Agent and Telenet International Finance S.à r.l. as Borrower

From:	[THE EXISTING LENDER] and [THE NEW LENDER]
Date: 2019
Telenet BVBA3 - credit facilities agreement originally dated August 1, 2007 (as amended and restated from time to time), by and among Telenet BVBA and The Bank of Nova Scotia (originally BNP Paribas and then Toronto Dominion (Texas) LLC) as facility agent and KBC Bank NV as security agent (the Credit Agreement)
Unless otherwise defined herein, terms defined in the Credit Agreement have the same meanings when used in this Transfer Certificate, or, if not defined in the Credit Agreement, the Telenet Additional Facility AO3 Accession Agreement (as defined below), have the same meaning in this Transfer Certificate.
We refer to:

(a)	Clause 29.4 (Procedure for Transfer by Way of Novations) of the Credit Agreement;

(b)	Clause 22.3 (Change of Senior Lender, Pari Passu Creditors, Second Lien Lender and Noteholders) of the Intercreditor Agreement; and

(c)
the Telenet Additional Facility Accession Agreement dated [●] 2019, pursuant to which a [€][●] term loan facility is made available to the Borrower as a Telenet Additional Facility (Term Loan AO3 Facility) under the Credit Agreement (the Telenet Additional Facility AO3 Accession Agreement).

1.
We, [ ] (the Existing Lender) agree to novate and we, [ ] (the New Lender) agree to accept novation of all the Existing Lender's rights and obligations referred to in the Schedule on and from the Effective Date in accordance with Clause 29.4 (Procedure for Transfer by Way of Novations) of the Credit Agreement and Clause 22.3 (Change of Senior Lender, Pari Passu Creditors, Second Lien Lender and Noteholders) of the Intercreditor Agreement.

2.
The New Lender confirms that it is bound by the terms of the Telenet Additional Facility AO3 Accession Agreement from the Effective Date as if it were an original party thereto as a Telenet Additional Facility AO3 Lender and shall acquire the same rights, grant the same consents and assume the same obligations towards the other parties to the Telenet Additional Facility AO3 Accession Agreement as would have been acquired, granted and assumed had the New Lender been an original party to the Telenet Additional Facility AO3 Accession Agreement as a Telenet Additional Facility AO3 Lender.

3.
For the purposes of Articles 1278 and 1281 of the Luxembourg Civil Code and Article 1278 of the Belgian Civil Code, each of the Existing Lender, the Facility Agent, the New Lender and the Security Agent agree and each of the Existing Security Providers and Guarantors acknowledge and accept that the Security Documents will be preserved for the benefit of the New Lender in accordance with Clause 29.4 (Procedure for transfer by way of novations) of the Credit Agreement.

4.	The New Lender represents on the date of this Transfer Certificate that:

(a)	it is a Qualifying Lender; and

_____________________________

3Formerly known as Telenet Bidco NV and subsequently Telenet NV following the merger of Telenet NV into Telenet Bidco and subsequently Telenet BVBA following the conversion into a BVBA.

(b)	it is not a Lender that has met the conditions described in any of paragraphs (a) to (c) of Clause 12.6 (U.S. Taxes) of the Credit Agreement.

5.	This Transfer Certificate shall take effect on the date of this Transfer Certificate.

6.	For the purposes of this Transfer Certificate, Effective Date means the date specified under the Facility Agent’s name in the relevant signature page to this Transfer Certificate.

7.
Each party to this document agrees, the Facility Agent agrees on behalf of each Finance Party, and Telenet BVBA agrees on behalf of each Obligor, that this document is a Transfer Certificate notwithstanding that its form is different to that required by the Credit Agreement.

8.
We, the New Lenders, agree to become party to the Intercreditor Agreement as Senior Lenders for the purposes of the Intercreditor Agreement and confirm that, as from the date of this Transfer Certificate, we intend to be party to the Intercreditor Agreement as a Senior Lender and undertake to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agree that we shall be bound by all the provisions of the Intercreditor Agreement, as if we had been an original party to the Intercreditor Agreement.

9.	This Transfer Certificate is a Finance Document.

10.
This Transfer Certificate may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Transfer Certificate by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Transfer Certificate.

11.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE
Rights and obligations to be novated:
EXISTING LENDER
Existing Lender’s Term Loan AO3 Facility Commitment: €[●]
Assignee: New Lender

NEW LENDER

Facility Office	[ ]
Address for notices for administrative purposes [ ]
Address for notices for credit purposes [ ]

[The Existing Lender], as the Existing Lender

By:

Name:
Title

EXECUTED AS A DEED
[The New Lender], as the New Lender

By:
Name:
Title:

By:
Name:
Title:

TELENET BVBA, as Obligors agent

By:
Name:
Title:

TELENET BVBA, as Existing Security Providers agent

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Facility Agent

By:
Name:
Title:
Date:
The Facility Agent confirms that the Effective Date is the date on which it and the Security Agent countersigns this Transfer Certificate.

KBC BANK NV, as Security Agent

By:
Name:
Title:
Date:

SCHEDULE 4
AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

[INTENTIONALLY LEFT BLANK]

SCHEDULE 5
FURTHER AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

[INTENTIONALLY LEFT BLANK]

SCHEDULE 6
ADDITIONAL AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

[INTENTIONALLY LEFT BLANK]

SCHEDULE 7
FOURTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 7 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement and the Intercreditor Agreement (as applicable). All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement and the Intercreditor Agreement (as applicable).

1.
Transfers: amend clause 29.3 (Transfers by Lenders) of the Credit Agreement to provide that the consent of the Company is not required for any assignment or transfer by a Lender if an Event of Default is outstanding pursuant to any of clauses 22.2 (Non-payment), 22.6 (Insolvency), 22.7 (Insolvency Proceedings), 22.8 (Creditors’ Process) or 22.9 (Similar Proceedings) only (rather than if any Event of Default is outstanding).

2.
New RCF Maintenance Covenant: amend the Credit Agreement to provide that amendments and waivers of Clause 20.2 (Net Total Debt to Consolidated Annualised EBITDA) to 20.4 (Cure provisions) and the new acceleration clause at (d) above shall only be made with the consent of the Company and the Composite Revolving Facility Instructing Group and shall not require the consent of any other Finance Party.

SCHEDULE 8
FIFTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 8 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement and the Intercreditor Agreement (as applicable). All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement and the Intercreditor Agreement (as applicable).
In this Schedule, references to "recent Liberty precedent" shall be construed to mean any Liberty Global Reference Agreement.

1.
Lender Assignments: amend Clause 29 (Changes to Parties) of the Credit Agreement to provide that Lenders may transfer their rights and obligations under the Credit Agreement by way of assignment (subject to equivalent conditionality (including as set out in Clause 29.3 (Transfers by Lenders of the Credit Agreement)) as applies to the regime for transfers by Lenders of their rights and obligations by way of novation under the Credit Agreement and otherwise in accordance with recent Liberty precedent).

SCHEDULE 9
SIXTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 9 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement and the Intercreditor Agreement (as applicable). All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement and the Intercreditor Agreement (as applicable).

1.
Solvent Liquidation: Amend the Credit Agreement to provide for releases of Security as a result of, and in connection with, any solvent liquidation or dissolution that complies with Clause 21.24 (Internal Reorganisations) of the Credit Agreement.

2.	Waivers: Add a new limb to Clause 28.1 (Procedure) as follows:
“Notwithstanding anything to the contrary in the Finance Documents, a Finance Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Finance Document with the consent of the Company.”

3.	Transfers: Delete paragraph (b) of Clause 29.3 (Transfers by Lenders) in its entirety and replace it with the following:
“Any transfer under paragraph (a) above shall be for an amount of not less than €2,000,000 or $2,000,000 (in the case of participations in Advances denominated in euro or Dollars, respectively) (or if less, the aggregate of the Commitments of that Existing Lender).”

SCHEDULE 10
SEVENTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 10 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement.
References in this Schedule 10 to “recent Liberty precedents” shall be construed to mean any Liberty Global Reference Agreement.

1.	Sub-participations:
Amend Clause [23.14 (Relationship with Lenders)] to include an additional sub-paragraph as follows:
“Without limitation of any other provision of this Agreement, no transfer of an interest in an Advance or Commitment hereunder shall be effective unless and until recorded in the register referred to in this Clause 23.14.”

2.	Alternative Benchmarks:

(a)	Add the following new definitions to Clause 1.1 (Definitions) as follows:
“Alternative Benchmark Commencement Date” means any Business Day on which the Facility Agent and the Company agree upon an Alternative Benchmark Rate.
“Alternative Benchmark Rate” means any alternative benchmark rate agreed in writing between the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company (in each case, acting reasonably) from time to time, provided that the Facility Agent and the Company shall consider the benchmark rates being used at that time in the then prevailing market for syndicated debt financings of a similar size to, and in the same currencies as, the Facilities.

(b)	Replace the definition of “Screen Rate” in Clause 1.1 (Definitions) with the following:
“Screen Rate” means:
(a)    in relation to LIBOR:

(i)
at any time prior to an Alternative Benchmark Commencement Date in relation to LIBOR, the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); or

(ii)
at any time on or following an Alternative Benchmark Commencement Date in relation to LIBOR, the Alternative Benchmark Rate for the relevant currency and period displayed on any page of any screen of an information service as the Facility Agent may specify after consultation with the Company on or about the relevant Alternative Benchmark Commencement Date; and

(b)    in relation to EURIBOR:

(i)
at any time prior to an Alternative Benchmark Commencement Date in relation to EURIBOR, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); or

(ii)
at any time on or following an Alternative Benchmark Commencement Date in relation to EURIBOR, the Alternative Benchmark Rate for Euro for the relevant period displayed on any page of any screen of an information service as the Facility Agent may specify after consultation with the Company on or about the relevant Alternative Benchmark Commencement Date, provided that, in each case, if such page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company.

3.	Cost of Funds:

(a)
Amend paragraph (b) of Clause 13.4 (Cost of Funds) such that it also applies if LIBOR or EURIBOR is to be determined by reference to a Reference Bank Rate or an Alternative Reference Bank Rate and to provide that, in entering into negotiations with the Company with a view to agreeing a substitute basis for determining the rate of interest, the Facility Agent may act in its sole discretion and will not be required to consult with or seek any consent or instruction from the Lenders or any other Finance Party.

(b)	Delete paragraph (c) of Clause 13.4 (Cost of Funds) and replace it with the following:
“Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company, be binding on all Parties.”

4.	Amendments and Waivers:
Add a new Clause 28.8 (Screen Rate) as follows:
“28.8    Screen Rate
If any Screen Rate is not available for a currency which can be selected for an Advance, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company (in each case, acting reasonably) from time to time, provided that the Facility Agent and the Company shall consider the benchmark rates being used at that time in the then prevailing market for syndicated debt financings of a similar size to, and in the same currencies as, the Facilities.”

5.	Defaulting Lender Disenfranchisement: in addition to paragraph 10 of Schedule 4, provide in the Credit Agreement as follows:
“In ascertaining the Majority Lenders, affected Lenders, all Lenders or any other class of Lenders (as applicable) or whether any given percentage (including, for the avoidance of doubt, unanimity) of any of the Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, a Defaulting Lender’s Commitments and participations will be deemed to be zero.”

6.	Defaulting Lenders: amend Clause 29.3 (Transfers by Lenders) in order that the following is included as a new Clause 29.3(h):

“(h)
Notwithstanding any other provision of this Agreement, no Lender shall be entitled to assign or transfer any of its rights, benefits or obligations under the Finance Documents to a New Lender that is a Defaulting Lender.”

7.	Amendments: add a new paragraph (d) to Clause 28.2 (Exceptions) as follows:
“No amendment or waiver of a term of any Ancillary Facility Document shall require the consent of any Finance Party other than the relevant Ancillary Facility Lender.”

8.	Amendments and waivers:

(a)	Amend Clause 28.2 (Exceptions) to add an additional limb (d) as follows:

“(d)
Notwithstanding any other provision of this Clause 28 (Amendments and Waivers), the Facility Agent may at any time without the consent or sanction of the Lenders, concur with the Company in making any modifications to any Finance Document, which in the opinion of the Facility Agent would be proper to make provided that the Facility Agent is of the opinion that such modification:

(i)
would not be materially prejudicial to the position of any Lender and in the opinion of the Facility Agent such modification is of a formal, minor or technical nature or is to correct a manifest error;

(ii)
relates to the increase in the principal amount of a Commitment of a Lender in relation to any Facility and such increased Commitment has been requested by the Company to fund any original issue discount required to be paid to that Lender in relation to that Facility under any Finance Document;

(iii)    is of a minor, operational or technical nature; or

(iv)	which relates to the implementation of any alternative basis for the calculation of interest that is binding on all Parties in accordance with paragraph (c) of Clause 13.4 (Cost of Funds).
Any modification made in accordance with this paragraph (d) shall be made on such terms as the Facility Agent may determine, shall be binding upon the Lenders, and shall be notified by the Company to the Lenders as soon as practicable thereafter.”

(b)	Amend Clause 28.2 (Exceptions) to include the words “Subject to Clause 28.6 (Structural Adjustments) below,” at the beginning of paragraph (a).

(c)	Amend paragraph (a) of Clause 28.3 (Non Consenting Lenders) to delete limb (iii) in its entirety.

(d)	Add an additional provision to Clause 28.2 (Exceptions) as follows:
“A waiver of issuance or the release of any Guarantor from any of its obligations under Clause 17 (Guarantee and indemnity) or a release of any Security under the Security Documents, in each case, other than in accordance with the terms of any Finance Document shall require the prior written consent of affected Lenders whose share in the outstanding Utilisations and whose undrawn Commitments amount in aggregate to more than 75 per cent. of all of the outstanding Utilisations and undrawn Commitments.”

SIGNATORIES

AGENTS
THE BANK OF NOVA SCOTIA as Facility Agent

By:
AUTHORIZED SIGNATORY            Signature
AUTHORIZED SIGNATORY, DIRECTOR        Name

By:
AUTHORIZED SIGNATORY            Signature
AUTHORIZED SIGNATORY, DIRECTOR        Name

(Signature Page to Facility AO3 Accession Agreement)

KBC BANK NV as Security Agent

By:
AUTHORIZED SIGNATORY                    Signature
AUTHORIZED SIGNATORY, AGENT SYNDICATED LOANS    Name

By:
AUTHORIZED SIGNATORY                    Signature
AUTHORIZED SIGNATORY, AGENT SYNDICATED LOANS    Name

(Signature Page to Facility AO3 Accession Agreement)

BORROWER
TELENET INTERNATIONAL FINANCE S.À R.L
EXECUTED AS A DEED

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

in the presence of:
Name: AUTHORIZED SIGNATORY
Occupation: LEGAL COUNSEL
Address: LIERSESTEENWEG 4, 2800 MECHELEN, BELGIUM

(Signature Page to Facility AO3 Accession Agreement)

GUARANTORS
TELENET FINANCING USD LLC
EXECUTED AS A DEED

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

in the presence of:
Name: AUTHORIZED SIGNATORY
Occupation: LEGAL COUNSEL
Address: LIERSESTEENWEG 4, 2800 MECHELEN, BELGIUM

(Signature Page to Facility AO3 Accession Agreement)

TELENET BVBA
EXECUTED AS A DEED

Name: AUTHORIZED SIGNATORY
Title: MANAGER

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

(Signature Page to Facility AO3 Accession Agreement)

TELENET GROUP NV
EXECUTED AS A DEED

Name: AUTHORIZED SIGNATORY
Title: MANAGER

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

(Signature Page to Facility AO3 Accession Agreement)

TELENET INTERNATIONAL FINANCE S.À R.L
EXECUTED AS A DEED

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

in the presence of:
Name: AUTHORIZED SIGNATORY
Occupation: LEGAL COUNSEL
Address: LIERSESTEENWEG 4, 2800 MECHELEN, BELGIUM

(Signature Page to Facility AO3 Accession Agreement)

EXISTING SECURITY PROVIDERS
TELENET FINANCING USD LLC
EXECUTED AS A DEED

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

in the presence of:
Name: AUTHORIZED SIGNATORY
Occupation: LEGAL COUNSEL
Address: LIERSESTEENWEG 4, 2800 MECHELEN, BELGIUM

(Signature Page to Facility AO3 Accession Agreement)

TELENET BVBA
EXECUTED AS A DEED

Name: AUTHORIZED SIGNATORY
Title: MANAGER

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

(Signature Page to Facility AO3 Accession Agreement)

TELENET INTERNATIONAL FINANCE S.À R.L
EXECUTED AS A DEED

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

in the presence of:
Name: AUTHORIZED SIGNATORY
Occupation: LEGAL COUNSEL
Address: LIERSESTEENWEG 4, 2800 MECHELEN, BELGIUM

(Signature Page to Facility AO3 Accession Agreement)

TELENET GROUP HOLDING NV
EXECUTED AS A DEED

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

(Signature Page to Facility AO3 Accession Agreement)

TELENET GROUP NV
EXECUTED AS A DEED

Name: AUTHORIZED SIGNATORY
Title: DIRECTOR

Name: AUTHORIZED SIGNATORY
Title: AUTHORIZED REPRESENTATIVE

(Signature Page to Facility AO3 Accession Agreement)

TELENET ADDITIONAL FACILITY AO3 LENDER

THE BANK OF NOVA SCOTIA

By:
AUTHORIZED SIGNATORY                    Signature
AUTHORIZED SIGNATORY, DIRECTOR                Name

By:
AUTHORIZED SIGNATORY                    Signature
AUTHORIZED SIGNATORY, MANAGING DIRECTOR        Name

(Signature Page to Facility AO3 Accession Agreement)